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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Annual Report on Form 10-KSB of our report dated February 27, 2001, relating to the financial statements of Summit Brokerage Services and subsidiaries, which appear in such Annual Report.


/s/Hoyman, Dobson & Company, P.A.


Melbourne, Florida
March 26, 2001